Exhibit 5.2


                                September 2, 1999


First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California  92614-6203


       Re:   First Alliance Mortgage Company
             Mortgage Loan Asset Backed Notes
             Registration Statement on Form S-3


Ladies and Gentlemen:


       We have acted as counsel to First Alliance Mortgage Company (the "Company") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset Backed Notes (the "Notes") which you plan to offer in series, each series to be issued under a separate indenture (an "Indenture"), in substantially the form incorporated by reference (Exhibit 4.2 to the Form S-3 Registration Statement No. 333-44585 filed by the Registrant on January 21,
1998) as an exhibit to the Registration Statement, between a business trust formed by the Company (the "Issuer") pursuant to a trust agreement substantially in the form incorporated by reference (Exhibit 10.2 to the Form S-3 Registration Statement No. 333-44585 filed by the Registrant on January 21, 1998) as an exhibit to the Registration Statement, and a trustee (the "Indenture Trustee") to be identified in the prospectus supplement for such series of Notes.

       We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

       The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

       This opinion is limited to matters involving the Federal laws of the United States of America and the laws of the State of California. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

       Based upon the foregoing, we are of the opinion that:

       1. When, in respect of a series of Notes, an Indenture has been duly authorized by all necessary action and duly executed and delivered by the Issuer and the Indenture Trustee for such series, such Indenture, will be a valid and legally binding obligation of the Issuer; and

       2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the Issuer and the Indenture Trustee for such series, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be valid and binding non-recourse obligations of such Issuer, enforceable against such Issuer, in accordance with their terms.

       We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

       This opinion is furnished by us as counsel to the company and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                            Very truly yours,


                                            /s/ Arter & Hadden LLP
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                                            Arter & Hadden LLP